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                                                                    EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE
       (all amounts in thousands, except for share and per share amounts)

                                      September 30,   September 30,   December 31,   December 31,   December 31,
                                           1997            1996           1996           1995           1994
                                      -------------   -------------   ------------   ------------   ------------
PRIMARY EARNINGS PER SHARE:
Dilutive common stock equivalents       2,600,702       2,585,607       2,586,698      2,512,407      1,723,732
Dilutive common equivalent shares         201,667         201,667         201,667        201,667        201,667
                                        ---------       ---------       ---------      ---------      ---------
Total Common Stock                      2,802,369       2,787,274       2,788,365      2,714,074      1,925,399
                                        =========       =========       =========      =========      =========
Net Income                                 $1,516          $1,817          $2,497         $2,098         $1,345
                                        =========       =========       =========      =========      =========
Primary Earnings Per Share                  $0.54           $0.65           $0.90          $0.77          $0.70
                                        =========       =========       =========      =========      =========

FULLY DILUTIVE EARNINGS PER SHARE:
Dilutive common stock equivalents       2,600,702       2,585,607       2,586,698      2,512,407      1,723,732
Dilutive common equivalent shares         201,667         201,667         201,667        201,667        201,667
                                        ---------       ---------       ---------      ---------      ---------
Total Common Stock                      2,802,369       2,787,274       2,788,365      2,714,074      1,924,399
                                        =========       =========       =========      =========      =========
Net Income                                 $1,516          $1,817          $2,497         $2,098         $1,345
                                        =========       =========       =========      =========      =========
Fully Dilutive Earnings Per Share           $0.54           $0.65           $0.90          $0.77          $0.70
                                        =========       =========       =========      =========      =========